LIMITED POWER OF ATTORNEY

For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

        I, the undersigned, do hereby constitute and appoint each of Richard W. Lasater II, Deepak Nanda and Jason E. Lavender, acting singly, with full power of substitution to each, my true and lawful attorney-in-fact to:

        (1)        prepare, execute and submit to the Securities and Exchange Commission (“SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any rule or regulation of the SEC with respect to securities of Auriga Laboratories, Inc. (the “Company”);

        (2)        execute: (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder; (b) Form 144; and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder;

        (3)        do and perform any and all acts that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and timely file such Forms or Schedules with the SEC and any stock exchange, self-regulatory association or any other authority; and

        (4)        take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executed by the attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

        I hereby grant to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at my request, are not assuming (nor is the Company assuming) any of my responsibilities to comply with Section 16 of the Exchange Act and shall have no liability for any action taken or failed to be taken pursuant to this Power of Attorney or with respect to such compliance.

        I agree that each such attorney-in-fact may rely entirely on information furnished orally or in writing by me to the attorney-in-fact. I also agree to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by me to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and agree to reimburse the Company and each attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

        This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G (including amendments thereto) with respect to securities of the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

        This Power of Attorney may be filed with the SEC as a confirming statement of authority granted herein.

        IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 29th day of November, 2006.

/s/ Philip S. Pesin Signature

Philip S. Pesin Print Name

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

        On November 29, 2006, before me, Chuck Jiro Murayama, personally appeared Philip S. Pesin, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed this instrument.

WITNESS my hand and official seal.

/s/ Chuck Jiro Murayama                           (Seal)

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